Exhibit 4(c)

                           CERTIFICATE OF DESIGNATION

                     SETTING FORTH THE PREFERENCES, RIGHTS

                   AND LIMITATIONS OF SERIES B PREFERRED STOCK

                          AND SERIES C PREFERRED STOCK

                        OF ALPHA HOSPITALITY CORPORATION




ALPHA HOSPITALITY CORPORATION, a Delaware Corporation (the "Corporation"), certifies that, pursuant to the authority contained in Article FOURTH of its Certificate of Incorporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolutions creating a series of its preferred stock to be designated "Series C Preferred Stock", and clarifying the preferences, rights and limitations of the Corporation's existing Series
B Preferred Stock originally established by a resolution of the Board of Directors as contained in a Certificate of Designations, Preferences and Rights of Preferred Stock filed with the Secretary of State on July 31,
1996 and to correct the number of shares so designated ("Series B Preferred Stock").

WHEREAS, the Corporation desires to create a new series of its Preferred Stock to be designated as "Series C Preferred Stock" which is contemplated to be issued for new consideration to the holder of all of the outstanding shares of the Corporation's existing Series B Preferred Stock (the "Holder"); and

WHEREAS, the Corporation and the Holder deem it appropriate to amend and restate the preferences and rights of the Series B Preferred Stock so as to conform the provisions relating thereto to the provisions of the newly created Series C Preferred Stock and so as to correct an error in the Certificate of Designations, Preferences and Rights of Preferred Stock filed with the Secretary of State on July 31, 1996 so as to state the correct number of Series B shares designated by the Board of Directors and to provide that each share of Series B Preferred Stock shall have voting rights equal to the voting rights of the shares of common stock into which such Series B Preferred Stock is convertible;

NOW THEREFORE, it is hereby

RESOLVED, that the amount, the voting powers, preferences and relative, participating, optional and other special rights of the shares of Series B Preferred Stock, and the qualifications, limitations and restrictions thereof, shall be amended and restated in their entirety, effective upon the filing with the Secretary of State of this Certificate of Designation, as set forth in Section A below; and it is further

RESOLVED, that a new series of the class of authorized preferred stock of the Corporation be hereby created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof shall be as set forth in Section B below:

A.	Amendment and Restatement of Preferences, Rights and Limitations of
Series B Preferred Stock

Section 1.	Designation and Amount; Par Value.

The shares of such series shall be designated as "Series B Preferred
Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 821,496. The par value of each share of the series shall be $.01.

Section 2.	Dividends on Series B Preferred Stock

2.1	General Dividend Obligations.  The Corporation shall pay to the holders of the Series B Preferred Stock out of the assets of the Corporation, at any time available for the payment of dividends under the provisions of the General Corporation Law of the State of Delaware, preferential dividends at the times and in the amounts provided for in this Section 2.

2.2	Accrual of Dividends.  Dividends on each share of Series B
Preferred Stock shall be cumulative from the date of issuance of such share of Series B Preferred Stock, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Series B Preferred Stock (at the rate and in the manner prescribed by this Section 2.2 and Section 2.3 hereof) from and including the date of issuance of such share to and including the date on which such share shall be converted into shares of Common Stock, as set forth in Section 4 hereof. For purposes of this Section 2.2, the date on which the Corporation shall initially issue any share of Series B Preferred Stock shall be deemed to be the "date of issuance" of such share regardless of how many times transfer of such share shall be made on stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share (whether by reason of transfers of such share or for any other reason).

2.3	Payment of Dividends.  Dividends shall accrue on each share of
Series B Preferred Stock (computed on a daily basis on the basis of a 360 day year) at the rate of 10% per annum of the Liquidation Value (as defined in
Section 5.1 hereof). Dividends shall be payable on Series B Preferred Stock quarterly on the first day of each January, April, July and October, and each such day is herein called a "Dividend Payment Date". On each Dividend Payment Date all dividends which shall have accrued on each share of Series B
Preferred Stock then outstanding during the quarter year ending upon the day immediately preceding such Dividend Payment Date shall be deemed to become
"due" for all purposes of this Section regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any share shall for any reason not be paid at the time such dividend shall become due, such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the General Corporation Law of the State of Delaware.

2.4	Payment of Dividend in Shares of Common Stock.
Notwithstanding the provisions of Section 2.3 hereof, any dividend payment which is not made by the Corporation on or before January 30 of the following calendar year shall be payable in the form of shares of Common Stock, in such number of shares as shall be determined by dividing (A) the product of (x) the amount of the unpaid dividend multiplied by (y) 1.3, by (B) the Fair Market Value of the Common Stock. Fair Market Value shall mean, with respect to the Common Stock, the daily closing prices for the Common Stock of the Corporation for the twenty
(20) consecutive trading days preceding the applicable January 30 date, with the closing price for each day being the closing price reported on the principal securities exchange upon which the Common Stock of the Corporation is traded or, if it is not so traded, then the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System or if not quoted thereon, in the interdealer market on the "Pink Sheets" of the National Quotation Bureau (excluding the highest and lowest bids on each day that there are four (4) or more market makers).

2.5	Distribution of Partial Dividend Payments.  If at any time the
Corporation shall pay less than the total amount of dividends due on outstanding Series B Preferred Stock, at the time of such payment, such payment shall be distributed among the holders of Series B Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Series B Preferred Stock.

Section 3.	Intentionally Omitted

Section 4.	Conversion

4.1	Right to Convert.

(a)	At any time from and after the date hereof, the shares
of Series B Preferred Stock, at the option of the respective holders thereof, may at any time, and from time to time, be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the "Conversion Rate" provided for in subsection 4.1(g) below.

(b)	So long as any shares of Series B Preferred Stock shall be
outstanding, the Corporation will not make any share distribution on its shares of Common Stock unless the Corporation, by proper legal action, shall have authorized and reserved an amount of shares equal to the amount thereof which would have been declared upon the shares of Common Stock into which such shares of Series B Preferred Stock might have been converted, and the Corporation shall, out of such additional shares so authorized and reserved on account of such share distribution, upon the conversion of any shares of Series B Preferred Stock, deliver with any shares of Common Stock into which shares of Series B Preferred Stock are converted, but without additional consideration therefor, such number of shares of Common Stock as would have been deliverable to the holders of the Common Stock into which such shares of Series B Preferred Stock had been so converted had such shares of Common Stock been outstanding at the time of such share distribution. For the purpose of this Section 4.1, a share distribution shall be a dividend payable only in shares of Common Stock of the Corporation of the same class as the present authorized shares of Common Stock. This shall not limit the right of the Corporation, however, to declare and pay any dividends whether in cash, shares, or otherwise, except as specifically otherwise provided herein.

(c)	In case of any combination or change of the shares of Series B Preferred
Stock or of the shares of Common Stock into a different number of shares of the same or any other class or classes, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Conversion Rate shall be appropriately adjusted so that the rights of the holders of shares of Series B Preferred Stock will not be diluted as a result of such combination, change, consolidation, merger, sale or conveyance. Adjustments in the rate of conversion shall be calculated to the nearest one-tenth of a share.

(d)	So long as any shares of Series B Preferred Stock are
outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued shares for the purpose of effecting the conversion of the shares of Series B Preferred Stock such number of its duly authorized shares of Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series B Preferred Stock.

(e)	Any dividends accrued on any shares of Series B Preferred Stock from the preceding Dividend Payment Date to the date of conversion shall be payable to the holder of record of such shares immediately prior to its conversion. In the event that any dividends on the outstanding shares of Common Stock shall have been declared prior to, and shall be payable subsequent to, the conversion of such shares of Series B Preferred Stock, such dividends shall not be payable on any shares of Common Stock into which such shares of Series B Preferred Stock shall have been converted.

(f)	In the event that the Corporation shall at any time or from time to time offer to the holders of the shares of Common Stock any rights to subscribe for shares or any other securities of the Corporation, each holder of record of the shares of Series B Preferred Stock at the time at which the record is taken of the holders of shares of Common Stock entitled to receive such rights shall be entitled to subscribe for and purchase, at the same price at which such shares or other securities are offered to the holders of the shares of Common Stock and on the same terms, the number of such shares or the amount of such other securities for which such holder would have been entitled to subscribe if he had been the holder of record at that time of the number of shares of Common Stock into which his shares of Series B Preferred Stock were convertible (pursuant to the provisions hereof) at such record time.

(g)	The initial "Conversion Rate", subject to adjustment as provided above, shall be 8 shares of Common Stock for each share of Series B Preferred Stock.

4.2	Surrender of Certificates.  Any holder of shares of Series B Preferred
Stock desiring to exercise the right of conversion herein provided shall surrender to the Corporation at one of its share transfer agencies, or in the event that at that time there is no such agency, then at the principal office of the Corporation, the certificate or certificates representing the shares of Series B Preferred Stock so to be converted, duly endorsed in blank for transfer or accompanied by properly executed instruments for the transfer thereof, together with a written request for the conversion thereof. The Corporation shall execute and deliver, at the Corporation's expense, a new certificate or certificates representing the shares of Common Stock into which the shares of Series B Preferred Stock have been converted and, if applicable, a new certificate or certificates representing the balance of the shares of Series B Preferred Stock formerly represented by the surrendered certificate or certificates which, at the holder's request, shall not have been converted into shares of Common Stock.

Section 5.	Liquidation

5.1	Rights of Holders of Series B Preferred Stock.  In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of $29 per share (the "Liquidation Value"), plus all unpaid dividends accrued thereon to the date of final distribution. No distribution shall be made on any Junior Securities (as defined in Section 6.1) by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation unless each holder of any share of Series B Preferred Stock shall have received all amounts to which such holder shall be entitled under this
Section 5.1.

5.2	Allocation of Liquidation Payments Among Holders of Series B
Preferred Stock. If upon any dissolution, liquidation (whether complete or partial), or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Series B Preferred Stock (hereinafter in this Section 5.2 called the "Total Amount Available") shall be insufficient to pay the holders of outstanding Series B Preferred Stock the full amounts to which they shall be entitled under Section 5.1, each holder of Series B Preferred Stock shall be entitled to receive an amount equal to the product derived by multiplying the Total Amount Available by a fraction, the numerator of which shall be the number of shares of Series B Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series B Preferred Stock then outstanding.

Section 6.	Additional Provisions Governing Series B Preferred Stock

6.1	Seniority Over Junior Securities.  No dividend shall be paid on any Junior Securities, no distribution of cash or property of any kind (other than Junior Securities) shall be made for any reason (Including but not limited to any voluntary or involuntary dissolution, winding up, or complete or partial liquidation of the Corporation) by the Corporation or any subsidiary with respect to any Junior Securities, and no redemption or other acquisition of any Junior Securities shall be made directly or indirectly by the Corporation if, when the payment of any such dividends, distribution, redemption or acquisition is to be made: (a) any dividend which shall have become due on any share of Series B Preferred Stock shall remain unpaid (except unpaid dividends added to the Liquidation Value of Series B Preferred Stock pursuant to Section 3.4), or
(b) any other payment or distribution on or with respect to any shares of Series B Preferred Stock under the terms hereof which shall have been due from the Corporation at such time shall not have been made in full. The term "Junior Securities" shall mean any equity security of any kind which the Corporation shall at any time issue or be authorized to issue other than Series B
Preferred Stock.

6.2	Voting Rights. The holders of Series B Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the By-laws of the Corporation and to vote on all matters submitted to the vote of the holders of Common Stock; provided, that each share of Series B Preferred Stock shall represent such number of votes as shall equal the number of shares of Common Stock into which such share is convertible at such time in accordance with the provisions of Section 4, hereof.

6.3	Method of Payments.  Any payment at any time due with
respect to any share of Series B Preferred Stock (including but not limited to any payment of any dividend due on such share, the payment of the Redemption Price for such share, and any payment due on such share under Section 5) shall be made by means of a check to the order of the record holder shown on the Corporation's records, mailed by first class mail.

6.4	Amendment and Waiver.  No change affecting any interests of the holders of shares of Series B Preferred Stock, including without limitation the amendment of any rights or preferences of the Series B Preferred Stock or the establishment of any class of stock ranking as to distribution of assets prior to the Series B Preferred Stock, shall be binding or effective unless such change shall have been approved in writing by the holders of at least 51% of the shares of Series B Preferred Stock outstanding at the time such change shall be made.

6.5	Registration of Transfer of Series B Preferred Stock.  The Corporation will keep at one of its share transfer agencies, or in the event that at that time there is no such agency, then in its principal office, a register for the registration of the Series B Preferred Stock.  Upon the surrender of any certificate representing shares of Series B Preferred Stock at such agency or the Corporation's principal office, the Corporation will, at the request of the registered holder of such certificate, execute and delier, at the Corporation's expense, a new certificate or certificates in exchange representing the number of shares of Series B Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall be substantially identical in form to the surrendered certificate, and the shares of Series B Preferred Stock represented by such new certificate shall earn cumulative dividends from the date to which dividends shall have been paid on the shares represented by the surrendered certificate or certificates.

6.6	Replacement. Upon receipt by the Corporation of evidence
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series B Preferred Stock (an affidavit of the registered holder without bond being satisfactory for this purpose) the Corporation, at its expense, will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series B Preferred Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dated and earning cumulative dividends from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate.

B.	Establishment of Series C Preferred Stock

Section 1.	Designation and Amount; Par Value.

The shares of such series shall be designated as "Series C Preferred
Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 137,889. The par value of each share of the series shall be $.01.

Section 2.	Dividends on Series C Preferred Stock

2.1	General Dividend Obligations.  The Corporation shall pay to the holders of the Series C Preferred Stock out of the assets of the Corporation, at any time available for the payment of dividends under the provisions of the General Corporation Law of the State of Delaware, preferential dividends at the times and in the amounts provided for in this Section 2.

2.2	Accrual of Dividends.  Dividends on each share of Series C
Preferred Stock shall be cumulative from the date of issuance of such share of Series C Preferred Stock, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Series C Preferred Stock (at the rate and in the manner prescribed by this Section 2.2 and Sections 2.3 and 3.4 hereof) from and including the date of issuance of such share to and including the date on which either (a) payment equal to the Redemption Price of such share (as defined in Section 3.4 hereof) shall have been paid in the manner prescribed in Section 6.3 hereof or (b) such share shall be converted into shares of Common Stock, as set forth in Section 4 hereof. For purposes of this
Section 2.2, the date on which the Corporation shall initially issue any share of Series C Preferred Stock shall be deemed to be the "date of issuance" of such share regardless of how many times transfer of such share shall be made on stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share (whether by reason of transfers of such share or for any other reason).

2.3	Payment of Dividends.  Dividends shall accrue on each share of
Series C Preferred Stock (computed on a daily basis on the basis of a 360 day year) at the rate of 8% per annum of the Liquidation Value (as defined in
Section 5.1 hereof). Dividends shall be payable on Series C Preferred Stock quarterly on the first day of each January, April, July and October, and each such day is herein called a "Dividend Payment Date". On each Dividend Payment Date all dividends which shall have accrued on each share of Series C Preferred Stock then outstanding during the quarter year ending upon the day immediately preceding such Dividend Payment Date shall be deemed to become "due" for all purposes of this Section regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any share shall for any reason not be paid at the time such dividend shall become due, such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the General Corporation Law of the State of Delaware. Until such dividend in arrears is paid, dividends shall continue to accrue on shares of Series C Preferred Stock but the percentage rate expressed herein shall be applied to the Liquidation Value thereof plus all dividends in arrears thereon (including dividends computed pursuant to this sentence).

2.4	Distribution of Partial Dividend Payments.  If at any time the
Corporation shall pay less than the total amount of dividends due on outstanding Series C Preferred Stock, at the time of such payment, such payment shall be distributed among the holders of Series C Preferred Stock so that an equal amount shall be paid with respect to each outstanding share of Series C Preferred Stock.

Section 3.	Optional Redemption

3.1	 Time of Election.  The Corporation may, within 120 days of the occurrence of a "Capital Event", as defined below, elect, by written notice (the
"Redemption Notice") to the holders of the Series C Preferred Stock, to redeem all or a portion of the outstanding shares of Series C Preferred Stock. A "Capital Event" shall be defined as a sale of assets of the Corporation which results in the excess of cash proceeds received by the Corporation in consideration for such assets exceeds the Corporations basis in such assets by at lease $5,000,000. The Redemption Notice shall set forth the number of shares of Series C Preferred Stock to be redeemed, the date upon which such redemption will be effected, and the procedure for payment of the Redemption
Price and the surrender of Certificates representing the redeemed Series C Preferred Stock.

3.2	Redeemed Series C Preferred Stock to be Cancelled.  The Corporation shall cancel each share of Series C Preferred Stock which it shall redeem or for any other reason acquire, and no shares of Series C Preferred Stock which shall be redeemed or otherwise acquired by the Corporation shall thereafter be reissued, sold or transferred by the Corporation to any person. The number of shares of Series C Preferred Stock which the Corporation shall be authorized to issue shall be deemed to be reduced by the number of shares of Series C
Preferred Stock which the Corporation shall redeem or otherwise acquire.

3.3	Determination of Number of Each Holder's Shares to be Redeemed.  If the
Corporation does not redeem all of the outstanding shares of Series C
Preferred Stock on the Redemption Date, the number of shares of Series C Preferred Stock to be redeemed from each holder thereof shall be determined by multiplying the total number of shares of Series C Preferred Stock to be redeemed by a fraction, the numerator of which shall be the total number of shares of Series C Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series C Preferred Stock outstanding, except that in situations to which Section 3.4(b) hereof applies, the Corporation shall not, as set forth in such Section, repurchase the last share of Series C Preferred Stock held by any holder.

3.4	Redemption Price.

(a)	For each share of Series C Preferred Stock which shall be
redeemed by the Corporation pursuant to this Section 3, the Corporation shall be obligated to pay to the holder of such share an amount (herein called the "Redemption Price") for such share equal to $72 per share. The Corporation shall be obligated to pay on any Redemption Date both the Redemption Price for each share and all dividends which shall have accrued (computed on a daily basis) on each share to and including the Redemption Date and which shall not previously have been paid. Such payments which the Corporation shall be obligated to make on any Redemption Date shall be deemed to become "due" for all purposes of this Section 3 regardless of whether paid on such Redemption Date.

(b) 	If for any reason the Corporation is prohibited from paying accrued unpaid dividends on shares of Series C Preferred Stock being redeemed from any holder, then such accrued unpaid dividends shall be added in equal amounts per share to the Liquidation Value of the shares of Series C Preferred Stock remaining outstanding in the hands of such holder; provided, that in no event shall the Corporation redeem the last share of Series C Preferred Stock (the "Last Share") held by any holder until the Corporation shall have paid to such holder all accrued unpaid dividends on all Series C Preferred Stock held by such holder at any time. The shares of Series C Preferred Stock remaining outstanding after any redemption (including the Last Share), and including the accrued unpaid dividends thereon, shall continue to earn cumulative dividends at the rate and in the manner prescribed in Section 2.3 hereof.

(c)	Each holder of Series C Preferred Stock shall be entitled to receive on or at any time after any Redemption Date the full Redemption Price, plus accrued unpaid dividends, for each share of Series C Preferred Stock held by such holder which the Corporation shall be obligated to redeem on the Redemption Date upon surrender by such holder to the Corporation of the certificate representing such share of Series C Preferred Stock duly endorsed in blank or accompanied by an appropriate form of assignment duly endorsed in blank.
The holder shall surrender such certificate at one of its share transfer agencies, or in the event that at that time there is no such agency,
then at the Corporation's principal office.   After the payment by the
Corporation in the manner required by Section 6.3 hereof of the full Redemption Price for any Series C Preferred Stock, plus accrued unpaid dividends except as otherwise provided in Section 3.4(b) hereof, all rights of the holder of such stock shall (whether or not the certificate representing such share of Series
C Preferred Stock shall have been surrendered for cancellation) cease and terminate with respect to such share of Series C Preferred Stock.

Section 4.	Conversion

4.1	Right to Convert.

(a)	At any time from and after the filing by the Corporation of a Certificate of Amendment to its Certificate of Incorporation which increases the number of authorized shares of Common Stock of the Corporation by at least 5,000,000 shares (the "Certificate of Amendment"), the shares of Series C Preferred Stock, at the option of the respective holders thereof, may at any time, and from time to time, be converted into fully paid and nonassessable shares of Common Stock of the Corporation at the "Conversion Rate" provided for in subsection 4.1(g) below. The Corporation shall, within 365 days after the date hereof, submit to the stockholders of the Corporation a proposal to increase the number of authorized shares of Common Stock by at least
5,000,000 shares.

(b)	So long as any shares of Series C Preferred Stock shall be
outstanding, the Corporation will not make any share distribution on its shares of Common Stock unless the Corporation, by proper legal action, shall have authorized and reserved an amount of shares equal to the amount thereof which would have been declared upon the shares of Common Stock into which such shares of Series C Preferred Stock might have been converted, and the Corporation shall, out of such additional shares so authorized and reserved on account of such share distribution, upon the conversion of any shares of Series C Preferred Stock, deliver with any shares of Common Stock into which shares of Series C Preferred Stock are converted, but without additional consideration therefor, such number of shares of Common Stock as would have been deliverable to the holders of the Common Stock into which such shares of Series C Preferred Stock had been so converted had such shares of Common Stock been outstanding at the time of such share distribution. For the purpose of this Section 4.1, a share distribution shall be a dividend payable only in shares of Common Stock of the Corporation of the same class as the present authorized shares of Common Stock. This shall not limit the right of the Corporation, however, to declare and pay any dividends whether in cash, shares, or otherwise, except as specifically otherwise provided herein.

(c)	In case of any combination or change of the shares of Series C Preferred
Stock or of the shares of Common Stock into a different number of shares of the same or any other class or classes, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the Conversion Rate shall be appropriately adjusted so that the rights of the holders of shares of Series C Preferred Stock will not be diluted as a result of such combination, change, consolidation, merger, sale or conveyance. Adjustments in the rate of conversion shall be calculated to the nearest one-tenth of a share.

(d)	From and after the filing of a Certificate of Amendment and so long as any shares of Series C Preferred Stock are outstanding, the Corporation shall reserve and keep available out of its duly authorized but unissued shares for the purpose of effecting the conversion of the shares of Series C Preferred Stock such number of its duly authorized shares of Common Stock and other securities as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock.

(e)	Any dividends accrued on any shares of Series C Preferred Stock from the preceding Dividend Payment Date to the date of conversion shall be payable to the holder of record of such shares immediately prior to its conversion. In the event that any dividends on the outstanding shares of Common Stock shall have been declared prior to, and shall be payable subsequent to, the conversion of such shares of Series C Preferred Stock, such dividends shall not be payable on any shares of Common Stock into which such shares of Series C Preferred Stock shall have been converted.

(f)	In the event that the Corporation shall at any time or from time to time offer to the holders of the shares of Common Stock any rights to subscribe for shares or any other securities of the Corporation, each holder of record of the shares of Series C Preferred Stock at the time at which the record is taken of the holders of shares of Common Stock entitled to receive such rights shall be entitled to subscribe for and purchase, at the same price at which such shares or other securities are offered to the holders of the shares of Common Stock and on the same terms, the number of such shares or the amount of such other securities for which such holder would have been entitled to subscribe if he had been the holder of record at that time of the number of shares of Common Stock into which his shares of Series C Preferred Stock were convertible (pursuant to the provisions hereof) at such record time.

(g)	The initial "Conversion Rate", subject to adjustment as provided above, shall be 24 shares of Common Stock for each share of Series C Preferred Stock.

4.2	Surrender of Certificates.  Any holder of shares of Series C Preferred
Stock desiring to exercise the right of conversion herein provided shall surrender to the Corporation at one of its share transfer agencies, or in the event that at that time there is no such agency, then at the principal office of the Corporation, the certificate or certificates representing the shares of Series C Preferred Stock so to be converted, duly endorsed in blank for transfer or accompanied by properly executed instruments for the transfer thereof, together with a written request for the conversion thereof. The Corporation shall execute and deliver, at the Corporation's expense, a new certificate or certificates representing the shares of Common Stock into which the shares of Series C Preferred Stock have been converted and, if applicable, a new certificate or certificates representing the balance of the shares of Series C Preferred Stock formerly represented by the surrendered certificate or certificates which, at the holder's request, shall not have been converted into shares of Common Stock.

Section 5.	Liquidation

5.1	Rights of Holders of Series C Preferred Stock.  In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Series C Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of $72 per share plus any amounts payable pursuant to Section 3.4(b) (the "Liquidation Value"), plus all unpaid dividends accrued thereon to the date of final distribution. No distribution shall be made on any Junior Securities (as defined in Section 6.1) by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation unless each holder of any share of Series C Preferred Stock shall have received all amounts to which such holder shall be entitled under this Section 5.1.

5.2	Allocation of Liquidation Payments Among Holders of Series C
Preferred Stock. If upon any dissolution, liquidation (whether complete or partial), or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Series C Preferred Stock (hereinafter in this Section 5.2 called the "Total Amount Available") shall be insufficient to pay the holders of outstanding Series C Preferred Stock the full amounts to which they shall be entitled under Section 5.1, each holder of Series C Preferred Stock shall be entitled to receive an amount equal to the product derived by multiplying the Total Amount Available by a fraction, the numerator of which shall be the number of shares of Series C Preferred Stock held by such holder and the denominator of which shall be the total number of shares of Series C Preferred Stock then outstanding.

Section 6.	Additional Provisions Governing Series C Preferred Stock

6.1	Seniority Over Junior Securities.  No dividend shall be paid on any Junior Securities, no distribution of cash or property of any kind (other than Junior Securities) shall be made for any reason (Including but not limited to any voluntary or involuntary dissolution, winding up, or complete or partial liquidation of the Corporation) by the Corporation or any subsidiary with respect to any Junior Securities, and no redemption or other acquisition of any Junior Securities shall be made directly or indirectly by the Corporation if, when the payment of any such dividends, distribution, redemption or acquisition is to be made: (a) any dividend which shall have become due on any share of Series C Preferred Stock shall remain unpaid (except unpaid dividends added to the Liquidation Value of Series C Preferred Stock pursuant to
Section 3.4), or (b) any other payment or distribution on or with respect to any shares of Series C Preferred Stock under the terms hereof which shall have been due from the Corporation at such time shall not have been made in full.
The term "Junior Securities" shall mean any equity security of any kind which the Corporation shall at any time issue or be authorized to issue other than Series C Preferred Stock and Series B Preferred Stock that the Corporation heretofore authorized.

6.2	Voting Rights. The holders of Series C Preferred Stock shall be entitled to notice of all stockholders' meetings in accordance with the By-laws of the Corporation and to vote on all matters submitted to the vote of the holders of Common Stock; provided, that each share of Series C Preferred Stock shall represent such number of votes as shall equal the number of shares of Common Stock into which such share is convertible at such time in accordance with the provisions of Section 4, hereof.

6.3	Method of Payments.  Any payment at any time due with respect to any share of Series C Preferred Stock (including but not limited to any payment of any dividend due on such share, the payment of the Redemption Price for such share, and any payment due on such share under Section 5) shall be made by means of a check to the order of the record holder shown on the Corporation's records, mailed by first class mail.

6.4	Amendment and Waiver.  No change affecting any interests of the holders of shares of Series C Preferred Stock, including without limitation the amendment of any rights or preferences of the Series C Preferred Stock or the establishment of any class of stock ranking as to distribution of assets prior to the Series C Preferred Stock, shall be binding or effective unless such change shall have been approved in writing by the holders of at least 51% of the shares of Series C Preferred Stock outstanding at the time such change shall be made.

6.5	Registration of Transfer of Series C Preferred Stock.  The
Corporation will keep at one of its share transfer agencies, or in the event that at that time there is no such agency, then in its principal office, a register for the registration of the Series C Preferred Stock. Upon the surrender of any certificate representing shares of Series C Preferred Stock at such agency or the Corporation's principal office, the Corporation will, at the request of the registered holder of such certificate, execute and deliver, at the Corporation's expense, a new certificate or certificates in exchange representing the number of shares of Series C Preferred Stock represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall be substantially identical in form to the surrendered certificate, and the shares of Series C Preferred Stock represented by such new certificate shall earn cumulative dividends from the date to which dividends shall have been paid on the shares represented by the surrendered certificate or certificates.

6.6	Replacement. Upon receipt by the Corporation of evidence
reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Series C Preferred Stock (an affidavit of the registered holder without bond being satisfactory for this purpose) the Corporation, at its expense, will execute and deliver in lieu of such certificate, a new certificate of like kind, representing the number of shares of Series C Preferred Stock which shall have been represented by such lost, stolen, destroyed or mutilated certificate, dated and earning cumulative dividends from the date to which dividends shall have been paid on such lost, stolen, destroyed or mutilated certificate.

IN WITNESS WHEREOF, ALPHA HOSPITALITY CORPORATION has caused this Certificate of Designation to be executed by its President and attested to by its Secretary this 29th day of May, 1998.

              		                     		ALPHA HOSPITALITY CORPORATION



                                        /s/ Stanley S. Tollman

                                        Stanley S. Tollman, Chairman
                                        and President

ATTEST:

/s/ Herbert F. Kozlov
Herbert F. Kozlov, Secretary